UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 13, 2010

GE Capital Credit Card Master Note Trust

RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495, 333-130030, 333-144945, 333-107495-02, 333-130030-01, 333-144945-01	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

901 Main Avenue Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2010, GE Capital Credit Card Master Note Trust (the “Trust”) entered into the Omnibus Supplement to Specified Indenture Supplements, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and Deutsche Bank Trust Company Americas, as indenture trustee, amended certain provisions of the Series 2007-2 Indenture Supplement, dated as of March 29, 2007 and filed as Exhibit 4.1 to Form 8-K on April 4, 2007, the Series 2007-4 Indenture Supplement, dated as of June 28, 2007 and filed as Exhibit 4.1 to Form 8-K on July 3, 2007, the Series 2009-1 Indenture Supplement, dated as of May 12, 2009 and filed as Exhibit 4.1 to Form 8-K on May 18, 2009, the Series 2009-2 Indenture Supplement, dated as of August 13, 2009 and filed as Exhibit 4.1 to Form 8-K on August 13, 2009, the Series 2009-3 Indenture Supplement, dated as of September 21, 2009 and filed as Exhibit 4.1 to Form 8-K on September 23, 2009 and the Series 2009-4 Indenture Supplement, dated as of November 24, 2009 and filed as Exhibit 4.1 to Form 8-K on November 25, 2009, each between the Trust and Deutsche Bank Trust Company Americas.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Omnibus Supplement to Specified Indenture Supplements, dated as of October 13, 2010, among GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 13, 2010	RFS Holding, L.L.C., as depositor

	By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President